UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2008
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14400 North 87th Street
Scottsdale, Arizona	85260-3649
(Address of principal executive offices)	(Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On November 4, 2008, JDA Software Group, Inc. (“JDA”) sent a letter to i2 Technologies, Inc. (“i2”) requesting that i2 adjourn its stockholder meeting scheduled for November 6, 2008 and that i2 enter into negotiations with JDA for a reduction of the merger consideration payable to i2 stockholders (the “letter”).
     JDA, i2 and Iceberg Acquisition Corp., a wholly-owned subsidiary of JDA, entered into an Agreement and Plan of Merger dated August 10, 2008 which provides for the merger of Iceberg Acquisition Corp. with and into i2, with i2 surviving as a wholly-owned subsidiary of JDA.
     On November 5, 2008, JDA issued a press release regarding the information contained in the letter. The letter and press release are attached as Exhibit 99.1 and as Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	JDA Software Group, Inc. letter to i2 Technologies, Inc. dated November 4, 2008.

99.2	JDA Software Group, Inc. press release dated November 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2008	JDA Software Group, Inc.
	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	JDA Software Group, Inc. letter to i2 Technologies, Inc. dated November 4, 2008.

99.2	JDA Software Group, Inc. press release dated November 5, 2008.